Calculation of Filing Fee Tables
N-2
BlackRock Multi-Sector Income Trust
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest	457(a)	18,782,563	$ 12.54	$ 235,533,340.02	0.0001381	$ 32,527.15
Fees to be Paid	2	Other	Rights to Purchase Common Shares of Beneficial Interest	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Shares of Beneficial Interest	457(a)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	Rights to Purchase Common Shares of Beneficial Interest	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	5	Equity	Common Shares of Beneficial Interest	415(a)(6)	217,437		$ 3,124,569.69			N-2	333-285442	06/06/2025	$ 478.37
			Total Offering Amounts:				$ 238,657,909.71		$ 32,527.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 32,527.15
Offering Note
[1]	The Registrant is relying on Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of common shares of beneficial interest on March 16, 2026, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

[2]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common shares, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement

[3]	The Registrant is relying on Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of common shares of beneficial interest on March 16, 2026, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

[4]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common shares, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[5]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 217,437 of unsold shares of common shares of beneficial interest (the "Unsold Carryforward Shares") that were previously registered for sale under the Registrant's prior registration statement on Form N-2/A (File No. 333-285442) effective June 2, 2025 (the "Prior Registration Statement"). The Registrant previously paid filing fees of $478.37 in connection with such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Carryforward Shares will continue to be applied to such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Carryforward Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date